Exhibit 99.B(17)

EVERY CONTRACT OWNER’S VOTING INSTRUCTION IS IMPORTANT

Vote by Internet Please go to the electronic voting site at [•]. Follow the on-line instructions. If you vote by internet, you do not have to return your Card.

Vote by Phone Please call us toll free at [•], and follow the instructions provided. If you vote by telephone, you do not have to return your Card.

Vote by Mail Mark, sign and date your Card and return it promptly. Ensure the address below shows through the window of the enclosed postage paid return envelope.

[RS VIP Series]

VOTING INSTRUCTION	VOTING INSTRUCTION

VOTING INSTRUCTION CARD SOLICITED BY THE GUARDIAN INSURANCE & ANNUITY
COMPANY, INC. AND THE BOARD OF TRUSTEES OF RS VARIABLE PRODUCTS TRUST FOR
MEETINGS OF SHAREHOLDERS TO BE HELD ON [•], 2016

The undersigned, revoking any previously executed voting instruction cards, hereby directs The Guardian Insurance & Annuity Company, Inc. (the “Company”) to vote all shares of the fund listed on the  reverse  side of this card in which the undersigned had an interest as a contract owner on [•] and is entitled to give instructions at the Meetings of Shareholders of each series of RS Variable Products Trust (the “Trust”), to be held on [•], 2016 at 9:00 a.m., Pacific Time, at One Bush Street, Suite 900, San Francisco, California, 94104, and at any adjournment thereof.

The Company will follow voting instructions provided on a properly executed Voting Instruction Card. If you sign without otherwise indicating a vote on the Proposal, the Company will vote “FOR” the Proposal. As to any other matter that may properly come before the Meetings, this Voting Instruction Card grants discretionary power to the Company to vote upon such other matter in accordance with its judgment. Receipt of the related proxy statement and accompanying Notice of Meeting that describes the matter to be considered and voted on is hereby acknowledged.

If you fail to return this Voting Instruction Card or return it unsigned, depending on your separate account, the Company will vote all shares attributable to your account value in proportion to all voting instructions for the fund actually received from contract owners in the separate account.

Please sign exactly as name appears on this Voting Instruction Card. If you are a joint owner, each should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name and indicate the signer’s office. If a partnership, please sign in partnership name.

Signature

Signature

Date

Proposal listed on reverse side.

SUBMIT THIS VOTING INSTRUCTION CARD TODAY! (1 of 1)

Account Owner                                                                            [•]

THE COMPANY IS AUTHORIZED TO VOTE IN ITS DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETINGS. THE TRUSTEES OF THE TRUST UNANIMOUSLY RECOMMEND A VOTE “FOR” APPROVAL OF THE PROPOSAL LISTED BELOW.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK OR A NO.2 PENCIL. PLEASE DO NOT USE FINE POINT PEN.

Example:

Proposal: To approve the Agreement and Plan of Reorganization (the “Agreement”) by and among RS Variable Products Trust, on behalf of the Acquired Fund, Victory Variable Insurance Funds, on behalf of the Acquiring Fund, RS Investment Management Co. LLC, and Victory Capital Management Inc.

1.	Approval of the Agreement providing for the reorganization of RS [VIP Series] into Victory [VIP Series].	FOR ☐	AGAINST ☐	ABSTAIN ☐

PLEASE MARK, SIGN, DATE AND RETURN THIS VOTING INSTRUCTION PROMPTLY USING THE ENCLOSED ENVELOPE.

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

EASY VOTING OPTIONS:

VOTE ON THE INTERNET Log on to: [•] or scan the QR code Follow the on-screen instructions available 24 hours

VOTE BY PHONE Call [•] Follow the recorded instructions available 24 hours

VOTE BY MAIL Vote, sign and date this Proxy Card and return in the postage-paid envelope

VOTE IN PERSON Attend Shareholder Meetings One Bush Street, Suite 900 San Francisco, CA 94104 on [•], 2016

Please detach at perforation before mailing.

Funds	Funds	Funds	Funds

RS Large Cap Alpha VIP Series	RS International VIP Series	RS Investment Quality Bond VIP Series	RS High Yield VIP Series
RS Small Cap Growth Equity VIP Series	RS Emerging Markets VIP Series	RS Low Duration Bond VIP Series	RS S&P 500 Index VIP Series

PROXY	PROXY SOLICITED BY THE BOARD OF TRUSTEES OF RS VARIABLE PRODUCTS TRUST FOR MEETINGS OF SHAREHOLDERS TO BE HELD ON [•], 2016	PROXY

The signer of this proxy card hereby appoints Nina Gupta, Marianne Clark, and Jessica Hale, and each of them separately, proxies, with power of substitution to each, and hereby authorizes them to represent and to vote, as designated [on the reverse side of this Proxy Card], at the Meetings of Shareholders of each series of RS Variable Products Trust (the “Trust”), to be held on [•], 2016, at 9:00 a.m., Pacific Time, at One Bush Street, Suite 900, San Francisco, California 94104, and at any adjournments thereof, all of the shares of each series of the Trust which the undersigned would be entitled to vote if personally present.

THIS PROXY CARD WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY CARD WILL BE VOTED FOR THE PROPOSAL(S). IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETINGS. THE TRUSTEES UNANIMOUSLY RECOMMEND A VOTE “FOR” EACH OF THE PROPOSALS LISTED [ON THE REVERSE SIDE OF THIS PROXY CARD].

YOUR VOTE IS IMPORTANT. WE WOULD APPRECIATE YOU PROMPTLY VOTING, SIGNING AND RETURNING THE ENCLOSED PROXY CARD, WHICH WILL HELP AVOID THE ADDITIONAL EXPENSE OF A SECOND SOLICITATION FOR YOUR FUND(S). THE ENCLOSED ADDRESSED ENVELOPE REQUIRES NO POSTAGE AND IS PROVIDED FOR YOUR CONVENIENCE.

VOTE VIA THE INTERNET: [•]
VOTE VIA THE TELEPHONE: [•]

Note:  Please sign your name exactly as it appears on this card.  If you are a joint owner, each owner should sign.  When signing as executor, administrator, attorney, trustee, or guardian, or as custodian for a minor, please give your full title as such.  If you are signing for a corporation, please sign the full corporate name and indicate the signer’s office.  If you are a partner, sign in the partnership name.

Signature

Signature (if held jointly)

Date

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meetings to Be Held on [•], 2016

The Proxy Statement and Proxy Card for these meetings are available free of charge at:

[•]

IF YOU VOTE ON THE INTERNET OR BY TELEPHONE,

YOU NEED NOT RETURN THIS PROXY CARD

Please detach at perforation before mailing.

WHEN THIS PROXY CARD IS PROPERLY EXECUTED, THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THIS PROXY CARD WILL BE VOTED FOR THE PROPOSAL(S) SET FORTH BELOW.

THE TRUSTEES UNANIMOUSLY RECOMMEND A VOTE “FOR” EACH PROPOSAL LISTED BELOW.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK. PLEASE DO NOT USE FINE POINT PEN.     Example:

Proposal: To approve the Agreement and Plan of Reorganization (the “Agreement”) by and among RS Variable Products Trust, on behalf of the Acquired Fund, Victory Variable Insurance Funds, on behalf of the corresponding Acquiring Fund, RS Investment Management Co. LLC, and Victory Capital Management Inc.

1.

Approval of the Agreement providing for the reorganization of RS Large Cap Alpha VIP Series (“Acquired Fund”) into Victory RS Large Cap Alpha VIP Series (“Acquiring Fund”). (Only shareholders of RS Large Cap Alpha VIP Series will vote on Proposal 1.)

FOR AGAINST ABSTAIN ☐ ☐ ☐

2.

Approval of the Agreement providing for the reorganization of RS Small Cap Growth Equity VIP Series (“Acquired Fund”) into Victory RS Small Cap Growth Equity VIP Series (“Acquiring Fund”). (Only shareholders with of RS Small Cap Growth Equity VIP Series will vote on Proposal 2.)

FOR AGAINST ABSTAIN ☐ ☐ ☐

3.

Approval of the Agreement providing for the reorganization of RS International VIP Series (“Acquired Fund”) into Victory RS International VIP Series (“Acquiring Fund”). (Only shareholders of RS International VIP Series will vote on Proposal 3.)

FOR AGAINST ABSTAIN ☐ ☐ ☐

4.

Approval of the Agreement providing for the reorganization of RS Emerging Markets VIP Series (“Acquired Fund”) into Victory RS Emerging Markets VIP Series (“Acquiring Fund”). (Only shareholders of RS Emerging Markets VIP Series will vote on Proposal 4.)

FOR AGAINST ABSTAIN ☐ ☐ ☐

5.

Approval of the Agreement providing for the reorganization of RS Investment Quality Bond VIP Series (“Acquired Fund”) into Victory INCORE Investment Quality Bond VIP Series (“Acquiring Fund”). (Only shareholders of RS Investment Quality Bond VIP Series will vote on Proposal 5.)

FOR AGAINST ABSTAIN ☐ ☐ ☐

6.

Approval of the Agreement providing for the reorganization of RS Low Duration Bond VIP Series (“Acquired Fund”) into Victory INCORE Low Duration Bond VIP Series (“Acquiring Fund”). (Only shareholders of RS Low Duration Bond VIP Series will vote on Proposal 6.)

FOR AGAINST ABSTAIN ☐ ☐ ☐

7.

Approval of the Agreement providing for the reorganization of RS High Yield VIP Series (“Acquired Fund”) into Victory High Yield VIP Series (“Acquiring Fund”). (Only shareholders of RS High Yield VIP Series will vote on Proposal 7.)

FOR AGAINST ABSTAIN ☐ ☐ ☐

8.

Approval of the Agreement providing for the reorganization of RS S&P 500 Index VIP Series (“Acquired Fund”) into Victory S&P 500 Index VIP Series (“Acquiring Fund”). (Only shareholders of RS S&P 500 Index VIP Series will vote on Proposal 8.)

FOR AGAINST ABSTAIN ☐ ☐ ☐

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.